As filed with the Securities and Exchange Commission on July 30, 2020
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2020

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.
Results of Operations and Financial Condition.

(a)On July 30, 2020, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its second quarter 2020 earnings. A copy of the July 30, 2020 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated July 30, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: July 30, 2020 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Oppenheimer Holdings Inc.'s Press Release dated July 30, 2020

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Second Quarter 2020 Earnings

New York, July 30, 2020 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company" or "Firm") today reported net income of $17.6 million or $1.40 basic earnings per share for the second quarter of 2020 compared with net income of $12.4 million or $0.95 basic earnings per share for the second quarter of 2019. Revenue for the second quarter of 2020 was $264.7 million compared to revenue of $250.9 million for the second quarter of 2019.

Albert G. Lowenthal, Chairman and CEO commented, "I am extremely proud of how our employees have risen to the challenges of the current environment. While navigating new working arrangements, whether remotely or in a less populated office environment, the Firm's associates were able to work productively and contribute to what turned out to be a very solid quarter, both in terms of revenue and profit, given the headwinds created by a very low interest rate environment. Continued volatility in the equity markets and huge demand for capital raising led to stronger than expected operating results for the period.
Investment banking led the way with a significant increase in the number of equity underwriting transactions in May and June. We also saw substantially increased activity in fixed income, both taxable and municipal finance, including higher public finance issuances. This helped offset lower M&A activity during the quarter. The broader equities markets saw the largest quarterly increase in two decades contributing to higher retail and institutional commission revenue as investors reacted to very high levels of volatility. The recovery in asset values also contributed to record assets under management at June 30, 2020, which will drive advisory fee revenue for the third quarter of 2020. A continuation of market volatility and robust capital markets activity would drive positive operating results for the last half of the year."

Summary Operating Results (Unaudited)
('000s, except per share amounts or otherwise indicated)
Firm	2Q-20	2Q-19
Revenue	$264,730	$250,935
Compensation expense	$179,594	$155,783
Non-compensation expense	$61,872	$77,761
Pre-Tax Income	$23,264	$17,391
Income Taxes	$5,615	$5,016
Net Income	$17,649	$12,375
Earnings per share (basic)	$1.40	$0.95
Earnings per share (diluted)	$1.34	$0.89
Book Value Per Share	$47.92	$43.84
Tangible Book Value Per Share (1)	$34.37	$30.62

Private Client
Revenue	$141,825	$161,928
Pre-Tax Income	$24,349	$43,416
Assets Under Administration (billions)	$89.7	$87.3

Asset Management
Revenue	$17,515	$18,622
Pre-Tax Income	$3,983	$5,318
Assets Under Management (billions)	$32.7	$30.2

Capital Markets
Revenue	$105,270	$71,819
Pre-Tax Income (Loss)	$22,322	$(1,801)

(1) Represents book value less goodwill and intangible assets divided by number of shares outstanding.

Highlights

•	The Firm's operating results demonstrated the resiliency of the franchise

•	Our balance sheet, capital levels, and liquidity remain strong during these unprecedented times

•	Revenue increased 5.5% during the period driven by robust underwriting revenue, increased institutional equities and fixed income sales and trading activity, and higher retail investor participation

•
Compensation expense increased 15.3% due to higher production, incentive, and deferred compensation costs resulting from higher incentive compensation tied to commissionable revenue and asset values underlying deferred compensation programs

•
Compensation expense as a percentage of revenue was higher at 67.8% during the current period versus 62.1% last year due to substantially lower bank deposit sweep income which has no associated compensation costs

•	Book value and tangible book value per share reached record levels at June 30, 2020

•	Private Client pre-tax profit margin was 17.2% reflecting strong underlying business fundamentals

•	Assets under management were at a record level of $32.7 billion at June 30, 2020

•	Investment banking had its best quarter since the fourth quarter of 2010 with revenue of $46.2 million

Private Client
Private Client reported revenue for the current quarter of $141.8 million, 12.4% lower compared with a year ago. Pre-tax income of $24.3 million in the current quarter resulted in a pre-tax profit margin of 17.2%.
Revenue:

•	Retail commissions increased 6.7% from a year ago as a result of increased volatility and client participation

•	Advisory fees decreased 5.8% due to lower assets under management at March 31, 2020 compared with March 31, 2019

•	Bank deposit sweep income decreased $24.7 million or 77.6% from a year ago due to lower short-term interest rates partially offset by higher average cash sweep balances

•	Interest revenue declined 46.7% from a year ago due to lower short-term interest rates partially offset by higher average margin balances

•	Other revenue increased 85.3% primarily due to increases in the cash surrender value of company-owned life insurance policies
Total Expenses:

•	Compensation expenses increased 5.8% primarily due to increased deferred compensation costs tied to the performance of the overall equities markets

•	Non-compensation expenses decreased 18.2% primarily due to lower interest costs associated with the bank deposit sweep program

('000s, except financial advisor headcount or otherwise indicated)
	2Q-20	2Q-19

Revenue	$141,825	$161,928
Commissions	$50,295	$47,150
Advisory fees	$58,465	$62,080
Bank deposit sweep income	$7,122	$31,830
Interest	$5,134	$9,639
Other	$20,809	$11,229

Total Expenses	$117,476	$118,513
Compensation	$90,512	$85,540
Non-compensation	$26,964	$32,973

Assets Under Administration (billions)	$89.7	$87.3
Cash Sweep Balances (billions)	$6.3	$5.0
Financial Advisor Headcount	1,029	1,036

Asset Management

Asset Management reported revenue for the current quarter of $17.5 million, 5.9% lower compared with a year ago. Pre-tax income was $4.0 million, a decrease of 25.1% compared with a year ago.

Revenue:

•	Advisory fee revenue decreased 6.0% due to lower assets under management at March 31, 2020 compared with March 31, 2019
Assets under Management (AUM):

▪	AUM hit a record level of $32.7 billion at June 30, 2020, which is the basis for advisory fee billings for the third quarter of 2020

▪	The increase in AUM was comprised of higher asset values of $1.3 billion on existing client holdings and a net contribution of assets of $1.2 billion
Total Expenses:

•	Compensation expenses were up 6.8% which was primarily related to increases in incentive compensation

•	Non-compensation expenses were roughly flat when compared to the prior period

('000s, except otherwise indicated)
	2Q-20	2Q-19

Revenue	$17,515	$18,622
Advisory fees	$17,507	$18,617
Other	$8	$5

Total Expenses	$13,532	$13,304
Compensation	$5,676	$5,316
Non-compensation	$7,856	$7,988

AUM (billions)	$32.7	$30.2

Capital Markets
Capital Markets reported revenue for the current quarter of $105.3 million, 46.6% higher compared with a year ago. Pre-Tax income was $22.3 million compared with a pre-tax loss of $1.8 million a year ago.

Revenue:
Investment Banking

•	Advisory fees earned from investment banking activities decreased 44.5% compared with a year ago due to lower M&A activity amidst the COVID-19 pandemic

•	Equities underwriting fees more than doubled compared with a year ago due to higher levels of capital issuances in the equity markets

•	Fixed income underwriting fees were up more than four times due to increased fees earned in emerging markets and public finance offerings
Sales and Trading

•	Equities sales and trading increased 31.9% due to increased equities agency and convertible bond transactions

•	Fixed Income sales and trading increased 54.2% driven by increased client activity in investment grade, emerging market, high yield, and mortgage-backed securities

Total Expenses:

•	Compensation expenses increased 35.9% primarily due to increased incentive compensation tied to increases in revenue

•	Non-compensation expenses were 25.6% lower due to decreased interest costs and reduced costs associated with travel and entertainment and conferences

('000s)
	2Q-20	2Q-19

Revenue	$105,270	$71,819

Investment Banking	$42,716	$27,742
Advisory fees	$7,244	$13,045
Equities underwriting	$27,787	$13,020
Fixed income underwriting	$7,685	$1,677

Sales and Trading	$61,878	$43,508
Equities	$30,858	$23,391
Fixed Income	$31,020	$20,117

Other	$676	$569

Total Expenses	$82,949	$73,620
Compensation	$62,295	$45,848
Non-compensation	$20,654	$27,772

Other Matters

•	Shareholders' equity reached a record high of $601.1 million on June 30, 2020

•
The Board of Directors announced a quarterly dividend in the amount of $0.12 per share effective for the second quarter of 2020 and payable on August 27, 2020 to holders of Class A non-voting and Class B voting common stock of record on August 13, 2020

•	The Company's broker-dealer regulatory net capital was near all-time highs as of June 30, 2020

•	Level 3 assets, primarily comprised of auction rate securities, were $29.6 million as of June 30, 2020

•
The effective tax rate for the current period was 24.1% compared with 28.8% for the prior period. The decrease is primarily due to the resolution of tax audits on a favorable basis during the current period

(In millions, except number of shares and per share amounts)
	2Q-20	2Q-19
Capital
Shareholders' equity	$601.1	$563.6
Regulatory Net Capital (1)	$251.3	$201.7
Regulatory Excess Net Capital (1)	$228.3	$185.0

Common Stock Repurchases
Repurchases	$3.8	$4.3
Number of Shares	191,044	167,209
Average Price	$20.06	$25.82

Period End Shares	12,445,479	12,756,308
Effective Tax Rate	24.1%	28.8%

(1) Attributable to Oppenheimer & Co. Inc. broker-dealer

Coronavirus Pandemic ("COVID-19")

The Company continues to monitor the effects of the pandemic both on a national level as well as regional and local effects and is responding accordingly. In addition, we continue to provide frequent communications to clients, employees, and regulators. We have adopted enhanced cleaning practices and other health protocols in our offices, taken measures to significantly restrict non-essential business travel and have practices in place to mandate that employees who may have been exposed to COVID-19, or show any relevant symptoms, self-quarantine. In early March 2020, the Company executed on its Business Continuity Plan whereby the vast majority of our employees began to work remotely with only "essential" employees reporting to our offices. We accomplished this by significantly expanding the use of technology infrastructure that facilitates remote operations. Our ability to avoid significant business disruptions are reliant on the continued ability to have the vast majority of employees working remotely. To date, there have been no significant disruptions to our business or control processes as a result of this dispersion of employees. Recent outbreaks in various states indicate that COVID-19 will continue to impact the economy and, by extension, our business, well into 2021. We currently anticipate that a large number of our employees will continue to work remotely for the indefinite future.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 93 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance including the projected impact of COVID-19 on the Company's business, financial performance, and operating results. The following factors, among others, could cause actual results to vary from the forward-looking statements: the severity and duration of the COVID-19; COVID-19 impact on the U.S. and global economies; and Federal, state and local governmental responses to the pandemic. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
.

Oppenheimer Holdings Inc.
Consolidated Statements of Income (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
REVENUE
Commissions	$101,636	$80,896	25.6	$204,885	$160,305	27.8
Advisory fees	75,981	80,707	(5.9)	162,145	154,354	5.0
Investment banking	46,186	32,006	44.3	71,914	60,049	19.8
Bank deposit sweep income	7,122	31,830	(77.6)	25,948	65,798	(60.6)
Interest	6,220	13,550	(54.1)	17,110	26,277	(34.9)
Principal transactions, net	12,064	3,045	296.2	11,196	14,483	(22.7)
Other	15,521	8,901	74.4	6,302	21,439	(70.6)
Total revenue	264,730	250,935	5.5	499,500	502,705	(0.6)
EXPENSES
Compensation and related expenses	179,594	155,783	15.3	337,270	316,138	6.7
Communications and technology	21,324	20,499	4.0	41,215	40,585	1.6
Occupancy and equipment costs	15,334	15,573	(1.5)	31,412	30,846	1.8
Clearing and exchange fees	6,191	5,678	9.0	11,850	11,010	7.6
Interest	2,890	13,192	(78.1)	9,440	26,178	(63.9)
Other	16,133	22,819	(29.3)	34,826	44,505	(21.7)
Total expenses	241,466	233,544	3.4	466,013	469,262	(0.7)
Pre-Tax Income	23,264	17,391	33.8	33,487	33,443	0.1
Income taxes	5,615	5,016	11.9	8,020	9,874	(18.8)
Net income	$17,649	$12,375	42.6	$25,467	$23,569	8.1

Earnings per share
Basic	$1.40	$0.95	47.4	$1.99	$1.81	9.9
Diluted	$1.34	$0.89	50.6	$1.92	$1.70	12.9

Weighted average number of common shares outstanding
Basic	12,640,463	12,976,235	(2.6)	12,768,096	12,998,168	(1.8)
Diluted	13,124,655	13,861,753	(5.3)	13,269,494	13,857,616	(4.2)